EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report on Form 20-F of our auditor’s report dated March 27, 2025 with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2024 and December 31, 2023 and for the years then ended, as filed with the United States Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement No. 333- 146890 on Form S-8 of our auditor’s report dated March 27, 2025 with respect to the consolidated financial statements of NXT Energy Solutions Inc. as at December 31, 2024 and December 31, 2023 and for the years then ended, as incorporated by reference in the Annual Report on Form 20-F of NXT Energy Solutions Inc. for the years ended December 31, 2024 and December 31, 2023, as filed with the United States Securities and Exchange Commission.

Chartered Professional Accountants

Calgary, Canada

April 29, 2025

MNP LLP Suite 2000, 112 - 4th Avenue SW, Calgary AB, T2P 0H3	1.877.500.0792 T: 403.263.3385 F: 403.269.8450